Exhibit 21.1

                          Columbus McKinnon Corporation
                  Subsidiaries and Affiliates of the Registrant

Abell-Howe Crane, Inc. (US)
ASI of Australia Pty. Ltd. (Australia)
Audubon Export, Inc. (FSC) (US)
Automatic Systems, Inc. (US)
Automatic Systems Conveyors Limited (Canada)
Camlok Lifting Clamps Ltd. (England)
CM Insurance Company, Inc. (US)
Columbus McKinnon Limited (Canada)
Columbus McKinnon Finance Corporation (Canada)
Egyptian-American Crane Co. (joint venture) (Egypt)
Endor S.A. de C.V. (Mexico)
G.L. International inc. (US)
Gaffey, Inc. (US)
Handling Systems and Conveyors, Inc. (US)
Hangzhou (LILA) Lifting and Lashing Co. Ltd. (China)
Larco Industrial Services, Ltd. (Canada)
LICO Steel, Inc. (US)
Manutention Connection (France)
Societe d'Exploitation des Raccords Gautier (France)
Spreckels Consolidated Industries, Inc. (US)
Spreckels Development Company, Inc. (US)
Spreckels Land Company, Inc. (US)
Spreckels Water Company, Inc. (US)
Univeyor A/S (Denmark)
Univeyor Conveying Systems Ltd. (England)
Univeyor Electronic A/S (Denmark)
Univeyor AB (Sweden)
Washington Equipment Company (US)
Yale Hangzhou Industrial Products Ltd. (China)
Yale Industrial Products, Inc. (US)
Yale Industrial Products Asia (Thailand) Co. Ltd. (Thailand)
Yale Industrial Products GmbH (Austria)
Yale Industrial Products GmbH (Germany)
Yale Industrial Products, Ltd. (UK)
Yale Industrial Products Pty. Ltd. (South Africa)
Yale Lifting & Mining Products (Pty.) Ltd. (South Africa)